                                                                      EXHIBIT 12

                              HARTMARX CORPORATION
                       STATEMENT OF COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)
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


                                                   YEARS ENDED NOVEMBER 30,
                                         --------------------------------------------
                                          1996     1995     1994     1993      1992
                                         -------  -------  -------  -------  --------
Earnings (loss) from continuing
 operations before provision for
 income taxes per Consolidated
 Statement of Earnings                   $ 7,700  $ 1,630  $ 5,139  $ 7,682  $(28,980)

Add:

  Interest Expense (a)                    16,681   20,001   21,214   22,869    21,135

  Portion of rents representative
  of the interest factor (a)(b)            3,424    6,114    8,054    9,327    20,088
                                         --------------------------------------------
Income as adjusted                       $27,805  $27,745  $34,407  $39,878  $ 12,243
                                         ============================================
Fixed charges:

  Interest expense (a)                   $16,681  $20,001  $21,214  $22,869  $ 21,135

  Portion of rents representative
  of the interest factor (a)(b)            3,424    6,114    8,054    9,327    20,088
                                         --------------------------------------------
Fixed charges                            $20,105  $26,115  $29,268  $32,196  $ 41,223
                                         ============================================
Ratio of earnings to fixed charges          1.38     1.06     1.18     1.24         *
                                         ============================================
* Coverage shortfall                          --       --       --       --  $ 28,980
                                         ============================================

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(a)  Includes amounts related to discontinued operations for 1992-1995.

(b) Represents one-third of rent expense which management believes represents a reasonable approximation of the interest component of rent expense.